                                                                    EXHIBIT 2(b)

                               VOTING AGREEMENT
                               ----------------

     VOTING AGREEMENT, dated as of April 10, 2001 (this "Agreement"), among
                                                         ---------
Constellation Brands, Inc., a Delaware corporation ("Parent"), VVV Acquisition
                                                     ------
Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger
                                                                        ------
Sub") and each of the shareholders of the Company set forth on Schedule A hereto
---                                                            ----------
(each, a "Shareholder" and, collectively, the "Shareholders").
          -----------                          ------------

                                   RECITALS:
                                   --------

     A. Parent, Merger Sub and Ravenswood Winery, Inc., a California corporation (the "Company"), propose to enter into an Agreement and Plan of
                  -------
Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which
                                          ----------------
Parent will acquire the Company through a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement. Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Merger Agreement.

     B. As of the date hereof, each Shareholder beneficially owns (as such term is defined in Rule 13d-3 of the Exchange Act) and is entitled to vote (or to direct the voting of) the number of shares of common stock of the Company

("Shares") set forth in the column entitled "Common Shares" opposite such
  ------
Shareholder's name on Schedule A hereto (such Shares, together with any Shares
                      -----------
of which the Shareholder acquires beneficial ownership with entitlement to vote (or to direct the voting of) during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 4.2 hereof, are collectively referred to herein as such Shareholder's "Subject Shares").
               --------------

     C. As a condition and inducement to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that each Shareholder agree, and each Shareholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                          I.  VOTING OF SUBJECT SHARES
                              ------------------------

     1.1  Agreement to Vote Subject Shares.
          --------------------------------

          (a) Merger Agreement.  From the date hereof until this Agreement is
              ----------------
terminated pursuant to Section 4.2, at any meeting of the shareholders of the Company called to consider and vote upon the adoption of the Merger Agreement (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of the adoption of the Merger Agreement by written consent of shareholders of the Company, each Shareholder will vote or cause to be voted (including by written consent, if applicable) all of such Shareholder's Subject Shares which such Shareholder has the right to vote in favor of the adoption of the Merger Agreement and in favor of any other matter necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement that is considered and voted upon at any such meeting or made the subject of any such written consent, as applicable.

          (b)  Adverse Proposal.  From the date hereof until this Agreement is
               ----------------
terminated pursuant to Section 4.2, at any meeting of the shareholders of the Company called to consider and vote upon any Adverse Proposal (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of shareholders of the Company, each Shareholder at Parent's or Merger Sub's request will vote or cause to be voted (including by written consent, if applicable) all of such Shareholder's Subject Shares which it has the right to vote against the adoption of such Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means (a) any Alternative Transaction,
                     ----------------
(b) any proposal or action that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company set forth in the Merger Agreement, or (c) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; or (iii) (1) any change in the present capitalization of the Company or any amendment of the Company's articles of incorporation or bylaws, as amended to date; or (2) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

     1.2  Irrevocable Proxy.
          -----------------

          (a)  Grant of Proxy.  Each Shareholder hereby appoints Parent and any
               --------------
designee of Parent, each of them individually, such Shareholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to all of such Shareholder's Subject Shares which it has the right to vote (i) in accordance with Section 1.1 hereof and
(ii) to sign its name (as a shareholder) to any consent, certificate or other document relating to the Company that the law of the State of California may permit or require in connection with any matter referred to in Section 1.1.
This proxy is given to secure the performance of the duties of such Shareholder under this Agreement and its existence will not be deemed to relieve the Shareholders of their obligations under Section 1.1. Each Shareholder affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 4.2, whereupon such proxy and power of attorney shall automatically terminate. Each Shareholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. For Subject Shares as to which the Shareholder is the beneficial but not the record owner, the Shareholder will use reasonable best efforts to cause any record owner of such Subject Shares to grant to Parent a proxy to the same effect as that contained herein. The proxy granted herein is intended to comply with the requirements of Section 705 of the California Corporations Code applicable to irrevocable proxies.

          (b) Other Proxies Revoked.  Each Shareholder represents that any proxy
              ---------------------
heretofore given in respect of such Shareholder's Subject Shares is not irrevocable, and hereby revokes any and all such proxies.

              II.  REPRESENTATIONS AND WARRANTIES
                   ------------------------------

     2.1  Certain Representations and Warranties of the Shareholders.  Each
          ----------------------------------------------------------
Shareholder, severally and not jointly, represents and warrants to Parent and Merger Sub, as of the date hereof, as follows:

          (a) Ownership.  Such Shareholder is the beneficial owner of the number
              ---------
of Shares, the options to acquire the number of Shares ("Existing Options") and
                                                         ----------------
the principal amount of the Convertible Debentures (the "Convertible
                                                         -----------
Debentures") convertible into Shares set forth opposite such Shareholder's name
----------
on Schedule A hereto.  Such Shareholder has full and unrestricted power to vote
   ----------
pursuant to this Agreement the Shares described in the column entitled "Common Shares" opposite such Shareholder's name on Schedule A hereto. Such Shareholder
                                            ----------
will, upon exercise of the Existing Options, have full and unrestricted power to vote pursuant to this Agreement any Shares for which the Existing Options are exercisable ("Option Shares"). Such Shareholder will, upon conversion of the
              -------------
Convertible Debentures, have full and unrestricted power to vote pursuant to this Agreement any Shares for which such Convertible Debenture may be converted ("Debenture Shares"). Except as set forth opposite such Shareholder's name on
  ----------------
Schedule A hereto, such Shareholder (i) does not beneficially own any securities
----------
of the Company on the date hereof; (ii) does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Shareholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates him to vote or acquire any securities of the Company; and (iii) holds exclusive power to vote the Subject Shares pursuant to this Agreement, subject to the limitations set forth in this Agreement.

          (b) Power and Authority; Execution and Delivery.  Such Shareholder, if
              -------------------------------------------
it is not a natural person, is a limited partnership, limited liability company, corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Shareholder has all requisite partnership, corporate or individual, as applicable, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforceability of creditors' rights generally.

          (c) No Conflicts.  The execution and delivery of this Agreement do
              ------------
not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which such Shareholder agrees to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) if applicable, such Shareholder's certificate of incorporation, certificate of limited partnership, articles of organization, operating agreement, partnership agreement or similar constituent documents,
(ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound, (iii) any injunction, judgment, writ, decree, order or ruling applicable to such Shareholder or (iv) any law, statute, rule or regulation applicable to the Shareholder; except in the case of clauses (ii),
(iii) and (iv) for conflicts, violations, breaches or defaults that would not impair the ability of such Shareholder timely to perform its obligations under this Agreement.

     2.2  Representations and Warranties of Parent and Merger Sub.  Parent and
          -------------------------------------------------------
Merger Sub hereby jointly and severally represent and warrant to each Shareholder, as of the date hereof, that:

          (a) Organization; Authority.  Each of Parent and Merger Sub is a
              -----------------------
corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

          (b) Execution and Delivery.  This Agreement has been duly executed and
              ----------------------
delivered by each of Parent and Merger Sub and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforceability of creditors' rights generally.

          (c) No Conflicts.  Neither the execution and delivery of this
              ------------
Agreement nor the performance by Parent or Merger Sub of its respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) Parent's or Merger Sub's certificate of incorporation, bylaws or similar constituent documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound,
(iii) any judgment, writ, decree, order or ruling applicable to Parent or Merger Sub, or (iv) any law, statute, rule or regulation applicable to Parent or Merger Sub; except in the case of clauses (ii), (iii) and (iv) for conflicts, violations, breaches or defaults that would not impair the ability of Parent or Merger Sub timely to perform its respective obligations under this Agreement.

                    III.  CERTAIN COVENANTS OF SHAREHOLDERS
                          ---------------------------------

     3.1  Restriction on Transfer of Subject Shares, Proxies and
          ------------------------------------------------------
Noninterference.  No Shareholder will, directly or indirectly:  (a) except
---------------
pursuant to the terms of this Agreement and for the conversion of Subject Shares at the Effective Time pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholder's Subject Shares, other than any sale, transfer or assignment to members of such Shareholder's family, a family trust of such Shareholder or a charitable institution if the transferee of such Subject Shares agrees in writing to be bound by the terms hereof and notice of such sale, transfer or assignment, including the name and address of the purchaser, transferee or assignee, is delivered to Parent pursuant to Section 4.6. hereof; (b) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares; or (c) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or have the effect of impairing the ability of such Shareholder to perform such Shareholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby. Notwithstanding the other provisions of this Section 3.1, Robert McGill, III, may transfer his Subject Shares to a charitable institution at any time following the shareholder record date established by the Company for the special meeting of the Company's shareholders to consider approval and adoption of the Merger and the Merger Agreement; provided that any such transfer shall not alter the obligations of Mr. McGill, as a Shareholder under this Agreement, to otherwise vote for and support the Merger Agreement in accordance with the terms of this Agreement.

     3.2  Adjustments.
          -----------

          (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing a Shareholder's ownership of the Company's capital stock or other securities or (ii) a Shareholder becomes the beneficial owner of any additional Shares or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by the Shareholder immediately following the effectiveness of the events described in clause (i) or the Shareholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder.

          (b) Each Shareholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares acquired by the Shareholder, if any, after the date hereof.

     3.3  No Solicitation.  No Shareholder will take, or authorize any of its
          ---------------
officers, directors, employees, agents or representatives (including any investment banker, financial advisor, attorney or accountant for such Shareholder) ("Representatives") to take, any action that the Company would be
               ---------------
prohibited from taking under Section 5.4(a) of the Merger Agreement. Each Shareholder will, and will use its reasonable best efforts to cause its Representatives to, immediately cease all existing discussions or negotiations with respect to any of the foregoing and promptly (and in any event within one business day) advise Parent in writing of the receipt by such Shareholder of a request for information or any inquiries or proposals relating to an Acquisition Transaction. Notwithstanding any provision herein to the contrary, (a) if any Shareholder is a member of the Board of Directors of the Company, such member of the Board of Directors of the Company may take actions in such capacity to the extent permitted by Section 5.4 of the Merger Agreement, and (b) if any Shareholder is an officer of the Company, such officer may take actions in such capacity to the extent directed to do so by the Board of Directors of the Company.

     3.4  Disclosure.  Each Shareholder hereby authorizes Parent and Merger Sub
          ----------
to publish and disclose in any announcement or disclosure required by the SEC or the NASDAQ Stock Market and, if approval of the Company's shareholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC in connection with either of the foregoing), its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement. Parent and Merger Sub hereby authorize each Shareholder to make such disclosure or filings as may be required by the SEC.

                               IV.  MISCELLANEOUS

     4.1  Fees and Expenses.  Each party hereto will pay its own expenses
          -----------------
incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     4.2  Amendment; Termination.  This Agreement may not be amended except by
          ----------------------
an instrument in writing signed on behalf of each of the parties hereto. This Agreement will terminate on the earliest to occur of (a) the Effective Time or
(b) the date the Merger Agreement is terminated in accordance with its terms. This Agreement may be earlier terminated with respect to any Shareholder by the mutual consent of Parent or Merger Sub and such Shareholder. Except as set forth below, in the event of termination of this Agreement pursuant to this
Section 4.2, this Agreement will become null and void and of no effect with no liability on the part of any party hereto and all proxies granted hereby will be automatically revoked; provided, however, that no such termination will relieve
                       --------  -------
any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

     Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated for any reason, Sections 4.1, 4.5, 4.15 and 4.16 and this Section 4.2 will survive any termination of this Agreement indefinitely.

     4.3  Extension; Waiver.  Any agreement on the part of a party to waive any
          -----------------
provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of a right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     4.4  Entire Agreement; No Third-Party Beneficiaries; Several Obligations.
          -------------------------------------------------------------------
This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such matters. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies. The obligations of, and the representations and warranties made by, each Shareholder shall be several and not joint and shall relate only to such Shareholder.

     4.5  Governing Law.  This Agreement will be governed by, and construed in
          -------------
accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     4.6  Notices.  Any notice required to be given hereunder will be sufficient
          -------
if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          If to Parent or Merger Sub:

          Constellation Brands, Inc.
          300 Willowbrook Office Park
          Fairport, NY 14450
          Attention: Richard Sands
          Facsimile No.: (716) 218-2160
          Telephone No.: (716) 218-2110

          With copies to:

          Farella, Braun & Martel LLP
          Russ Building, 30th Floor
          235 Montgomery Street
          San Francisco, California 94104
          Attention: Jeffrey P. Newman, Esq.
                     Daniel E. Cohn, Esq.

          Facsimile No.: (415) 954-4482
          Telephone No.: (415) 954-4480

          Constellation Brands, Inc.
          300 Willowbrook Office Park
          Fairport, NY 14450
          Attention: Tom Mullin, Esq.
          Facsimile No.: (716) 218-2165
          Telephone No.: (716) 218-2112

          If to any Shareholder, to the address for such Shareholder indicated on the signature page hereto,

          With copies to:
          Morrison & Foerster LLP
          425 Market Street
          San Francisco, California 94105
          Attention: Robert S. Townsend, Esq.
          Facsimile No.: (415) 268-7522
          Telephone No.: (415) 268-7080

or to such other address as any party specifies by written notice, such notice being deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     4.7  Assignment.  Neither this Agreement nor any of the rights, interests,
          ----------
or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Shareholder without the prior written consent of Parent or by Parent without the consent of the applicable Shareholder (and then only with respect to such Shareholder), and any such assignment or delegation that is not consented to will be null and void; provided that this Agreement, together with any rights, interests, or obligations of Parent hereunder, may be assigned or delegated, in whole or in part, by Parent to any direct or indirect wholly owned subsidiary of Parent without the consent of or any action by any Shareholder upon notice by Parent to each Shareholder affected thereby as herein provided; provided further, that any such assignment shall not
                            ----------------
relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any Person to whom any Subject Shares are sold, transferred or assigned).

     4.8  Further Assurances.  Each Shareholder will execute and deliver such
          ------------------
other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Parent in order to ensure that Parent and Merger Sub receive the full benefit of this Agreement with respect to such Shareholder, all at the expense of Parent.

     4.9  Publicity.  Parent, and each Shareholder will consult with each other
          ---------
party before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby and will not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules.

     4.10  Enforcement.  Irreparable damage would occur in the event that any of
           -----------
the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     4.11  Severability.  Whenever possible, each provision or portion of any
           ------------
provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     4.12  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each party and delivered to the other parties.

     4.13  Headings.  The descriptive headings contained herein are for
           --------
convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

     4.14  Remedies Not Exclusive.  All rights, powers and remedies provided
           ----------------------
under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     4.15  Jurisdiction; Consent to Service of Process.
           -------------------------------------------

          (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts of the State of California (a "California Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a California Court.

          (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a California Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

          (c) No party may move to (i) transfer any such suit, action or proceeding from a California Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a California Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a California Court for the purpose of bringing the same in another jurisdiction.

          (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a California Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

     4.16  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES
           --------------------
ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUR OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     4.17  Fiduciary Duties.  Each Shareholder is signing this Agreement solely
           ----------------
in such Shareholder's capacity as the beneficial owner of Subject Shares. Nothing contained herein shall limit or affect any actions taken by such Shareholder in his or her capacity as an officer or director of the Company and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement.

     4.18  Obligations Several.  The obligations of the Shareholders hereunder
           -------------------
are several and not joint.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.


                          [SIGNATURE PAGES TO FOLLOW]

                        VOTING AGREEMENT SIGNATURE PAGE
                        -------------------------------

                              Parent:

                              CONSTELLATION BRANDS, INC.

                              By:   /s/ Richard Sands
                                    -----------------------------------------
                                    Richards Sands
                              Its:  President


                              Merger Sub:

                              VVV ACQUISITION CORP.

                              By:   /s/ Agustin Francisco Huneeus
                                    -----------------------------------------
                                    Agustin Francisco Huneeus
                              Its:  President


                              Shareholder:

                              /s/ Callie S. Konno
                              -----------------------------------------------
                              Callie S. Konno
                              an individual


                              J. Faggioli, Trustee for Nathaniel D. Faggioli
                              By:   Justin M. Faggioli
                                    Its Trustee

                              By:   /s/ Justin M. Faggioli
                                    -----------------------------------------
                                    Justin M. Faggioli
                                    Its Trustee


                              J. Faggioli, Trustee for Claire J. Faggioli
                              By:   Justin M. Faggioli
                                    Its Trustee

                              By:   /s/ Justin M. Faggioli
                                    -----------------------------------------
                                    Justin M. Faggioli
                                    Its Trustee


                              /s/ Justin M. Faggioli
                              -----------------------------------------------
                              Justin M. Faggioli
                              an individual


                              Glenn Steele Foster, Trustee,
                              Glenn Steele Foster 1998 Irrevocable Trust
                              By:   Glenn Steele Foster
                                    Its Trustee

                              By:   /s/ Glenn Steele Foster
                                    -----------------------------------------
                                    Glenn Steele Foster
                                    Its Trustee

                              W. Reed Foster, Jr., Trustee,
                              W. Reed Foster, Jr. 1998 Irrevocable Trust
                              By:  W. Reed Foster
                                   Its Trustee

                              By:  /s/ W. Reed Foster, Jr.
                                   -----------------------------------
                                   W. Reed Foster, Jr.
                                   Its Trustee


                              /s/ Bruce B. Donnell
                              ----------------------------------------
                              Bruce B. Donnell
                              an individual


                              Sandra D. Donnell and Justin M. Faggioli

                              By:  /s/ S. D. Donnell
                                   -----------------------------------
                                   Sandra D. Donnell
                                   an individual

                              By:  /s/ Justin M. Faggioli
                                   -----------------------------------
                                   Justin M. Faggioli
                                   an individual


                              /s/ S. D. Donnell
                              ----------------------------------------
                              Sandra D. Donnell
                              an individual


                              Brenzel 1990 Living Trust
                              By:  James R. Brenzel and Mical Atz Brenzel
                                   Its Trustees

                              By:  /s/ James R. Brenzel
                                   -----------------------------------
                                   James R. Brenzel
                                   Its Trustee

                              By:  /s/ Mical Atz Brenzel
                                   -----------------------------------
                                   Mical Atz Brenzel
                                   Its Trustee


                              James R. Brenzel and Mical Atz Brenzel

                              By:  /s/ James R. Brenzel
                                   -----------------------------------
                                   James R. Brenzel
                                   an individual

                              By:  /s/ Mical Atz Brenzel
                                   -----------------------------------
                                   Mical Atz Brenzel
                                   an individual


                              /s/ James R. Brenzel
                              ----------------------------------------
                              James R. Brenzel
                              an individual

                              /s/ Joel E. Peterson
                              ------------------------------------------------
                              Joel E. Peterson
                              an individual


                              The Joel E. Peterson 1998 Irrevocable Trust for Issue
                              By:  Eric Bowen and Daryl Chernoff
                              Its Trustees


                              By:  /s/ Eric Bowen
                                   -------------------------------------------
                                   Eric Bowen
                                   Its Trustee

                              By:  /s/ Daryl L. Chernoff
                                   -------------------------------------------
                                   Daryl Chernoff
                                   Its Trustee


                              W. Reed Foster and Lois Steele Foster, Trustees of the Foster Revocable Trust dated 9/13/82, as amended 10/25/89
                              By:  W. Reed Foster
                              Its Trustee

                              By:  /s/ W. Reed Foster
                                   -------------------------------------------
                                   W. Reed Foster
                                   Its Trustee


                              Frontage Road Freres, LLC
                              By:  W. Reed Foster
                              Its: _____________________

                              By:  /s/ W. Reed Foster
                                   -------------------------------------------
                                   W. Reed Foster
                              Its: _____________________


                              James F. Wisner, Trustee of the James F. Wisner Trust, under an agreement dated March 23, 2001
                              By:  James F. Wisner
                              Its Trustee

                              By:  /s/ James F. Wisner
                                   -------------------------------------------
                                   James F. Wisner
                                   Its Trustee


                              /s/ Julie Morin-Wisner
                              ------------------------------------------------
                              Julie Morin-Wisner
                              an individual


                              Robert E. McGill, III, and Daphne D. McGill
                              Trustees, U/A FBO Robert E. McGill, III, dated 11/19/96
                              By: Robert E. McGill, III and Daphne D. McGill Trustees

                              By:  /s/ Robert E. McGill, III
                                   -------------------------------------------
                                   Robert E. McGill, III
                                   Its Trustee

                              By:  /s/ Daphne D. McGill
                                   -----------------------------------------
                                   Daphne D. McGill
                                   Its Trustee


                              /s/ Robert E. McGill, III
                              ----------------------------------------------
                              Robert E. McGill
                              an individual


                              John D. Nichols, Jr. and Alexandra C. Nichols Family Foundation
                              By:  John D. Nichols
                              Its: Trustee

                              By:  /s/ John D. Nichols
                                   -----------------------------------------
                                   John D. Nichols
                                   Its Trustee


                              Nichols Family Investment Limited Partnership
                              By: John D. Nichols
                              Its: General Partner

                              By:  /s/ John D. Nichols
                                   -----------------------------------------
                                   John D. Nichols
                                   Its General Partner


                              J. D. Nichols, Jr. Trust
                              By:  John D. Nichols
                              Its: Trustee

                              By:  /s/ John D. Nichols
                                   -----------------------------------------
                                   John D. Nichols
                                   Its Trustee


                              /s/ John D. Nichols
                              ----------------------------------------------
                              John D. Nichols
                              an individual


                              Stephen Peltz, Trustee, Stephen Peltz 1998
                              Irrevocable Trust
                              By:  Stephen Peltz
                              Its: Trustee

                              By:  /s/ Stephen Peltz
                                   -----------------------------------------
                                   Stephen Peltz
                                   Its Trustee

                                  SCHEDULE A
                                  ----------

---------------------------------------------------------------------------------------------------
   Shareholder Name            Common       Option Shares         Convertible
   ----------------            ------       -------------         -----------
                               Shares                              Debentures
                               ------                              ----------
---------------------------------------------------------------------------------------------------
Sandra D. Donnell              2,000             NA                $53,217.24    Brokerage and IRA
                                                                       (4,790)    Account Shares
---------------------------------------------------------------------------------------------------
Sandra D. Donnell and         23,625             NA                $81,065.52    Certificate Shares
Justin M. Faggioli
---------------------------------------------------------------------------------------------------
Justin M. Faggioli            91,350        75,000 total                         Certificate Shares
                                             (vested and
                                            non-exercised
                                            and unvested)
---------------------------------------------------------------------------------------------------
Justin M. Faggioli             2,000                                               IRA Brokerage
                                                                                      Account
---------------------------------------------------------------------------------------------------
Justin M. Faggioli            10,000                                             Brokerage Account
---------------------------------------------------------------------------------------------------
J. Faggioli, Trustee           3,000                                             Brokerage Account
for Claire J.
Faggioli
---------------------------------------------------------------------------------------------------
J. Faggioli, Trustee           3,000                                             Brokerage Account
for Nathaniel D.
Faggioli
---------------------------------------------------------------------------------------------------
Bruce B. Donnell                                                   $53,217.24
                                                                       (4,790)
---------------------------------------------------------------------------------------------------
The Joel E. Peterson         151,200
1998 Irrevocable
Trust for Issue

(Trustees - Eric
Bowen and Daryl
Chernoff)
---------------------------------------------------------------------------------------------------
Joel E. Peterson           1,304,870        100,000 total
                                             (vested and
                                            non-exercised
                                            and unvested)
---------------------------------------------------------------------------------------------------
Stephen Peltz,                30,240
Trustee, Stephen
Peltz 1998
Irrevocable Trust
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Glenn Steele Foster,              48,280
Trustee, Glenn
Steele Foster 1998
Irrevocable Trust
-----------------------------------------------------------------------------------------------------
W. Reed Foster, Jr.,              58,480
Trustee, W. Reed
Foster, Jr. 1998
Irrevocable Trust
-----------------------------------------------------------------------------------------------------
James R. Brenzel                  52,000
-----------------------------------------------------------------------------------------------------
James R. Brenzel and             112,612
Mical Atz Brenzel
-----------------------------------------------------------------------------------------------------
Brenzel 1990 Living                                                       8,438
Trust
-----------------------------------------------------------------------------------------------------
Frontage Road Freres,            283,500
LLC
-----------------------------------------------------------------------------------------------------
W. Reed Foster and               142,566    100,000 total                 5,625
Lois Steele Foster,                          (vested and
Trustees of the                             non-exercised
Foster Revocable                            and unvested)
Trust dated 9/13/82,
as amended 10/25/89
-----------------------------------------------------------------------------------------------------
Robert E. McGill, III             20,125    10,000 total                  5,625
and Daphne D.                                (vested and
McGill, Trustees,                           non-exercised
U/A FBO Robert E.                           and unvested)
McGill, III, dated
11/19/96
-----------------------------------------------------------------------------------------------------
Callie S. Konno                   59,850    75,000 total
                                             (vested and
                                            non-exercised
                                            and unvested)
-----------------------------------------------------------------------------------------------------
James F. Wisner,                 108,000    10,000 total
Trustee of the James                         (vested and
F. Wisner Trust,                            non-exercised
under an agreement                          and unvested)
dated March 23, 2001
-----------------------------------------------------------------------------------------------------
Julie Morin-Wisner                31,500
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
J. D. Nichols, Jr.                 9,765     5,000 total
Trust                                       (unvested and
                                            non-exercised
                                            and unvested)
-----------------------------------------------------------------------------------------------------
Nichols Family                    63,000
Investment Limited
Partnership
-----------------------------------------------------------------------------------------------------
John D. Nichols, Jr.              52,500                                 45,000
and Alexandra C.
Nichols Family
Foundation
-----------------------------------------------------------------------------------------------------